                                                                     EXHIBIT 4.3





                   CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

               SERIES A CONVERTIBLE PAID-IN-KIND PREFERRED STOCK

                                       OF

                             BANNER AEROSPACE, INC.
                            A DELAWARE CORPORATION,

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW


                 BANNER AEROSPACE, INC., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY THAT:

                 FIRST: Pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation") and in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation at a meeting on January 10, 1997, adopted the following resolutions which resolutions remain in full force and effect on the date hereof:

RESOLVED, that the Board of Directors hereby finds it to be advisable and in the best interest of the Corporation that the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") be amended, subject to the receipt of stockholder approval, in the following manner:

         Article FOURTH shall be amended in its entirety to read as follows:

                 "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 60,000,000. Such shares shall be divided into two classes. One such class shall be designated Preferred Stock and shall consist of 10,000,000 shares of par value $.01 per share, and the other class shall be designated Common Stock and shall consist of 50,000,000 shares of par value $1.00 per share.

         The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this article FOURTH, to issue Preferred Stock in series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights, with such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of Preferred Stock adopted by the Board of Directors and in a certificate filed pursuant to the applicable law of the State of Delaware setting forth a copy of
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         such resolution or resolutions and the number of shares of Preferred
         Stock or any series thereof."

                 SECOND: This Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Paid-in-Kind Preferred Stock (the "Certificate of Designations") was duly adopted in accordance with the provisions of Section 151 of the Delaware General Corporation Law.

                 IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ____________________, its _____________________, and attested to by __________________, its ________________, as of the ____ day
of _________, 1997.

                                        ----------------------------
                                        Name:
                                        Title:

Attest:


----------------------------
Name:
Title:





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
               DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       OF

               SERIES A CONVERTIBLE PAID-IN-KIND PREFERRED STOCK


                                   ARTICLE I
                              CERTAIN DEFINITIONS

                 Unless the context otherwise requires, the terms defined in this Article I shall have, for all purposes of this resolution, the meanings herein specified:

                 ACCELERATED CONVERSION DATE. The term "Accelerated Conversion Date" shall have the meaning set forth in Section 5.1(c) hereof.


                 AFFILIATE. The term "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.


                 COMMON STOCK. The term "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company as the same exists on the date of this resolution or as such stock may be reconstituted from time to time.
For purposes of calculating the number of shares of Common Stock outstanding, shares of Common Stock held in the treasury of the Company shall not be considered outstanding.

                 CONVERSION DATE. The term "Conversion Date" shall have the meaning set forth in Section 5.2(a) hereof.

                 CONVERSION PRICE. The term "Conversion Price" shall mean, initially, $9.20, the average closing sales prices of the Common Stock on the 15 consecutive days next preceding the fifth trading day prior to the date the Registration Statement for the Series A Preferred Stock was initially filed with the Securities and Exchange Commission, and thereafter, such price as shall be adjusted pursuant to Section 5.4 hereof.

                 DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

                 INITIAL ISSUE DATE. The term "Initial Issue Date" shall mean the date the shares of Series A Preferred Stock are first issued by the Company, which date shall not precede the date this Certificate is filed with the Secretary of State of the State of Delaware.

                 JUNIOR STOCK. The term "Junior Stock" shall mean the Common Stock and any class or series of stock the Company authorized after the Initial Issue Date ranking junior to the Series A Preferred Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

                 LIQUIDATION VALUE. The term "Liquidation Value" shall mean $9.20 per share of Series A Preferred Stock.

                 MANDATORY CONVERSION DATE. The term "Mandatory Conversion Date" shall mean _________________, 2002.

                 PERSON. The term "Person" shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

                 RECORD DATE. The term "Record Date" shall have the meaning set forth in Section 2.1 hereof.

                 SENIOR STOCK. The term "Senior Stock" shall mean any class or series of stock of the Company authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

                 SERIES A PREFERRED STOCK. The term "Series A Preferred Stock" shall mean the Series A Convertible Paid-in-Kind Preferred Stock, par value $.01 per share, of the Company as the same exists on the date of this resolution or as such stock may be reconstituted from time to time. For purposes of calculating the number of shares of Series A Preferred Stock outstanding, shares of Series A Preferred Stock held in the treasury of the Company shall not be considered outstanding.

                 TRANSFER AGENT. The term "Transfer Agent" shall mean Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3504, Chicago, Illinois 60690-3504; Tel. No. (312) 360-6001, and its successors and assigns.





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                                   ARTICLE II
                             PAID-IN-KIND DIVIDENDS


                 2.1 GENERAL. The holders of record on the Record Date (as defined below) of the outstanding Series A Preferred Stock shall be entitled to receive semi-annual dividends, as and when declared by the Board of Directors out of legally available funds. Each semi-annual dividend shall be paid at the rate of 7.5 per cent per annum of the Liquidation Value of $9.20 per share, payable in additional shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock issued to pay dividends will be based on the Series A Preferred Stock's Liquidation Value, which is $9.20 per share. Each such dividend shall be payable on or about each April 30 and October 31 (each, a "Dividend Payment Date"), or if any such date is not a business day, the dividends due on such Dividend Payment Date shall be paid on the next succeeding business day, beginning on October 31, 1997. Such dividends shall be cumulative and shall accrue on each share whether or not earned, from and after the Dividend Payment Date coincident with or next preceding the issuance of such shares, provided, however, that dividends payable on the first Dividend Payment Date shall so accrue from and after the date immediately succeeding the Initial Issue Date and provided further that dividends shall cease to accrue on shares of Series A Preferred Stock following the Mandatory Conversion Date or on the date of their earlier conversion, as the case may be. The dividends on the Series A Preferred Stock shall be payable to holders of record as they appear on the stock register of the Company on such record date, not less than 15 nor more than 60 days preceding each Dividend Payment Date, as shall be fixed by the Board of Directors (each, a "Record Date"). Dividends payable for any partial dividend period (including the period from the Initial Issue Date to the first Dividend Payment Date) shall be computed on the basis of the actual days elapsed in such period over a year of 365 or 366 days. All calculations provided for in this Section 2.1 shall be rounded to the nearest share. Fractional shares of Series A Preferred Stock will not be delivered, but a cash adjustment will be paid in respect of such fractional interests based on the Liquidation Value. The number of full shares of Series A Preferred Stock which shall be issued upon payment of dividends shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such holder. The Transfer Agent shall carry forward any fractional shares such that payment for fractional shares to any one holder shall not exceed the value of one share.


                 2.2      LIMITATIONS.  Except as hereinafter provided in this
Section 2.2, unless all dividends on the outstanding shares of Series A Preferred Stock that have accrued and are payable as of any date shall have been paid, or declared and additional shares or funds, as appropriate, set apart for payment thereof, no dividend or other distribution shall be paid to the holders of Junior Stock and no shares of Junior Stock shall be purchased or redeemed by the Company. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. Any dividend that is not declared and paid (or set apart for payment) on the requisite Dividend Payment Date shall accrue additional dividends at the rate of 7.5 per cent per annum compounded on a semi-annual basis and payable on succeeding Dividend Payment Dates.





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                                  ARTICLE III
           DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP

                 3.1 PREFERENCE ON LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company in cash or property at its fair market value as determined, in good faith, by the Board of Directors of the Company, the Liquidation Value per share plus an amount equal to all accrued and unpaid dividends and distributions thereon (which to the extent payable in Series A Preferred Stock shall be valued at the Liquidation Value thereof) to the date of such payment prior to any payment to the holders of Junior Stock. After payment in full of the Liquidation Value per share of the Series A Preferred Stock and other preferential amounts provided for in this Section 3.1, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. Except as provided in this Section 3.1, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

                 3.2 LIQUIDATION PRO RATA IF ASSETS INADEQUATE. If, upon any such liquidation, dissolution or other winding up of the affairs of the Company, the assets of the Company shall be insufficient to permit the payment in full of the Liquidation Value per share of Series A Preferred Stock, then the assets of the Company remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the affairs of the Company in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Company into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this resolution.

                                   ARTICLE IV
                                 VOTING RIGHTS

                 4.1 VOTING RIGHTS OF HOLDERS OF PREFERRED STOCK. The shares of Series A Preferred Stock shall have no voting rights except as required by law.





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
                                   ARTICLE V
                                   CONVERSION

                 5.1  CONVERSION.

                 (a) Optional Conversion. Subject to and upon compliance with the provisions of this Article V, at the option of the holder thereof, shares of Series A Preferred Stock may at any time be converted into fully paid and non-assessable shares of Common Stock at the Conversion Price. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall upon compliance with the requirements of Section 5.2(a) hereof be treated for all purposes as having become the owners of such shares of Common Stock. No payments or adjustments will be made upon the Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.

                 (b) Mandatory Conversion. Unless previously converted at the option of the holder in accordance with Section 5.1(a) hereof or pursuant to a transaction in accordance with Section 5.1(c) hereof, on _______________, 2002 (the "Mandatory Conversion Date"), each outstanding share of Series A Preferred Stock shall mandatorily convert into shares of fully paid and non-assessable Common Stock at the Conversion Price. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock, subject to Section 5.2(b) hereof. No payments or adjustments will be made upon the Mandatory Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.


                 (c) Accelerated Mandatory Conversion. In case the Company shall be a party to any merger or consolidation with any third party, other than an Affiliate of the Company (not including Fairchild), in which the previously outstanding Common Stock is exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then each outstanding share of Series A Preferred Stock shall be deemed to be converted into shares of Common Stock at the Conversion Price immediately prior to the consummation of such transaction (the "Accelerated Conversion Date") and such holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock, subject to Section 5.2(b) hereof. No payments or adjustments will be made upon the Accelerated Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.

                 5.2      PROCEDURES.

                 (a) Procedures for Optional Conversion. To receive certificates evidencing Common Stock issuable on conversion of Series A Preferred Stock pursuant to Section 5.1(a) hereof, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series A Preferred Stock, (ii) state in writing the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued, and (iii) pay any transfer or similar tax if required. The date on which the holder satisfies all those requirements is the "Conversion Date". The Person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. As soon as practicable, but in any event within 10 business days after the Conversion Date, the Company shall deliver, through the Transfer Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The number of full shares of Common Stock issuable to any holder of Series A Preferred Stock upon conversion shall be based on the total number of shares of Series A Preferred Stock surrendered for conversion by such holder.


                 (b) Procedures for Mandatory Conversion. Upon conversion of Series A Preferred Stock pursuant to Sections 5.1(b), the Company shall make such arrangements as it deems appropriate for (i) the issuance of certificates representing shares of Common Stock and (ii) payment of cash in lieu of any fractional shares of Common Stock in exchange for and contingent upon surrender of certificates representing shares of Series A Preferred Stock. The Company may defer the payment of dividends on such shares of Common Stock until, and make such payment and voting contingent upon, the surrender of certificates representing the shares of Series A Preferred Stock; provided, that the Company shall give the holders of shares of Series A Preferred Stock such notice of any such actions as the Company deems appropriate and, upon such surrender of their certificates representing the Series A Preferred Stock, such holders shall be entitled to receive dividends declared and paid, if any, on such shares of Common Stock subsequent to the Mandatory Conversion Date.


                 5.3 FRACTIONAL INTERESTS. No fractions of shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.3, be issuable on the conversion of any shares of Series A Preferred Stock, the Company shall make payment in lieu thereof in an amount of United





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
States dollars equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Composite Tape for New York Exchange Listed Stocks (or if not listed or admitted to trading on such Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation/National Market System (the "NASDAQ/NMS") or a similar organization if NASDAQ/NMS is no longer reporting information) on the last trading day prior to the Conversion Date or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or if not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the highest bid and lowest asked prices on NASDAQ/NMS or a similar organization if NASDAQ/NMS is no longer reporting information) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such trading day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as determined by the Board of Directors, shall be used. The number of full shares of Common Stock which shall be issued upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such holder. The Transfer Agent shall carry forward any fractional share such that payment for fractional shares to any one holder shall not exceed the value of one share of Common Stock.

                 5.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price per share of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Section 5.1 hereof shall be subject to adjustment from time to time from and after the date of this resolution as follows:

                 (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Company, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he or she would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (f) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (d) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                          (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                          (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

                          (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

                 Such adjustment shall become effective immediately, except as provided in subsection (f) below after the record date for the determination of holders entitled to receive such rights or warrants.


                 (c) In case the Company or any subsidiary of the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness or securities other than Common Stock (other than (x) ordinary dividends in cash or other property whether or not paid out of retained earnings of the Company or (y) any dividend or distribution referred to in subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) below) of the Common Stock immediately prior to the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such evidences of indebtedness or other securities applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (f) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock or such current market price exceeds such fair market value by less than $1.00 per share, the Conversion






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
         Price shall not be adjusted pursuant to this subsection (c) until such time as the cumulative amount of all such distributions exceeds $1.00 per share.

                 (d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive trading days selected by the Company commencing not more than 15 trading days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date" with respect to the issuance, distribution or offer requiring such computation. If on any such trading day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 5.3 hereof, the fair value of the Common Stock on such day, as determined by the Board of Directors, shall be used. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance, distribution or payments with respect to an offer, means the first date on which the Common Stock trades on the principal national securities exchange on which the Common Stock trades or on which the Common Stock is listed or admitted to trading without the right to receive such issuance, distribution or offer.

                 (e)  In addition to the foregoing adjustments in subsections
         (a), (b) and (c) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

                 (f) In any case in which this Section 5.4 shall require that adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any shares of Series A Preferred Stock converted after such record date pursuant to Section 5.1 hereof and on and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 5.3 hereof or issuing to the holder of such shares the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to
         Section 5.3 hereof and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

                 (g) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of Common Stock, the Company will take all corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                 5.5  RESERVATION AND REGISTRATION OF COMMON STOCK.

                 (a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the shares of Series A Preferred Stock, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the Optional Conversion, Mandatory Conversion or Accelerated Mandatory Conversion of all the shares of Series A Preferred Stock then outstanding.

                 (b) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 5.5 shall be deemed to affect in any way the obligations of the Company to convert Series A Preferred Stock into Common Stock as provided in this Article V.

                                   ARTICLE VI
                                 MISCELLANEOUS

                 6.1 EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or special rights, other than those specifically set forth in this Certificate and in the Certificate of Incorporation.

                 6.2 HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                 6.3 SEVERABILITY OF PROVISION. If any voting powers, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations, and restrictions thereof set forth in this resolution are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A





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
Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.





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